Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed balance sheet as of December 31, 2020 is presented as if the merger (the “Merger”) among ADOMANI, Inc. (“ADOMANI”), EVT Acquisition Company, Inc. and Envirotech Drive Systems, Inc. (“Envirotech”) had occurred as of December 31, 2020. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2020 are presented as if the Merger had occurred on January 1, 2020.

The pro forma consolidated financial statements of ADOMANI and Envirotech have been adjusted to reflect certain reclassifications in order to conform ADOMANI’s historical financial statement presentation to Envirotech’s financial statement presentation for the combined company. The unaudited pro forma combined condensed financial statements give effect to the Merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standard Topic 805, Business Combinations, with Envirotech treated as the acquirer.

Assumptions and estimates underlying the unaudited adjustments to the pro forma combined condensed financial statements are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined condensed financial statements. The historical consolidated financial statements have been adjusted in the unaudited pro forma combined condensed financial statements to give effect to pro forma events that are: (i) directly attributable to the Merger; (ii) factually supportable; and (iii) with respect to the unaudited pro forma combined condensed statements of operations, expected to have a continuing impact on the combined results of Envirotech and ADOMANI following the Merger.

The pro forma amounts in the tables below are presented for informational purposes. You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of the combined company that would have actually occurred had the Merger been consummated  on the date or during the periods presented or of the future financial position or future results of operations of ADOMANI and Envirotech operating together.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

OF ADOMANI AND ENVIROTECH

As of December 31, 2020

	Historical		Pro Forma	Pro Forma
	ADOMANI	Envirotech	Adjustments	Combined
Cash and cash equivalents(c)(d)	$4,136,476	$1,930,132	$3,640,937	$9,707,545
Accounts receivable	13,609	9,000	–	22,609
Inventory, net	353,730	–	–	353,730
Prepaid expenses(a)	1,083,511	–	(587,840)	495,671
Other current assets	15,029	–	–	15,029
Total current assets	5,602,355	1,939,132	3,053,097	10,594,584

Property and equipment, net	101,661	227,561	–	329,222
Other non-current assets	463,876	23,725	–	487,601
Deferred tax asset	–	218,300	–	218,300
Goodwill(g)	–	–	40,095,753	40,095,753
Total Assets	$6,167,892	$2,408,718	$43,148,850	$51,725,460

Accounts payable(d)	9,071	345,383	(345,383)	9,071
Accrued liabilities(d)	897,453	910	(910)	897,453
Customer deposits(a)	–	587,840	(587,840)	–
Subscription agreement(b)	–	1,793,910	(1,793,910)	–
Notes payable, net	203,867	–	–	203,867
Total current liabilities	1,110,391	2,728,043	(2,728,043)	1,110,391

Other non-current liabilities	215,757	152,835	(152,835)	215,757
Notes payable, net	207,277	–	–	207,277

Total liabilities	1,533,425	2,880,878	(2,880,878)	1,533,425

Common stock	1,127	100	1,325	2,552
Additional paid-in capital(g)	68,197,358	–	(17,535,615)	50,661,743
Accumulated deficit	(63,564,018)	(472,260)	63,564,018	(472,260)
Total stockholders’ equity (deficit)(b)	4,634,467	(472,160)	46,029,728	50,192,035
Total liabilities and Stockholders’ equity	$6,167,892	$2,408,718	$43,148,850	$51,725,460

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS
OF OPERATIONS OF ADOMANI AND ENVIROTECH
For the year ended December 31, 2020

	Historical		Pro Forma	Pro Forma
	ADOMANI	Envirotech	Adjustments	Combined
Revenues(e)	$618,166	$88,735	$(79,735)	$627,166
Cost of sales(e)(f)	302,940	73,560	(79,750)	296,750
Gross profit	315,226	15,175	15	330,416
Operating expenses
General and administrative	4,421,793	365,925	–	4,787,718
Sales and marketing	155,397	60,207	–	215,604
Research and development	75,110	–	–	75,110
Total operating expenses, net	4,652,300	426,132	–	5,078,432
Loss from operations	(4,337,074)	(410,957)	(159,485)	(4,748,016)
Other income (expense)	(335)	–	–	(335)
Interest income (expense)	(49,165)	2,864	–	(46,301)
Loss before taxes	(4,386,574)	(413,821)	(159,485)	(4,794,652)
Income tax (expense) benefit	–	(127,300)	–	127,300
Net loss from continuing operations	(4,386,574	(286,521)	(159,485)	(4,667,352)
Net income from discontinued operations	–	7,000	–	7,000
Net loss	$(4,386,574)	$(279,521)	$(159,485)	$(4,660,352)
Net loss per share, basic and diluted	$(0.06)	$(279,521)	–	$(0.02)
Weighted-average shares(g)	76,752,444	1	178,476,135	255,228,580

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma combined condensed financial statements are prepared under the acquisition accounting method in accordance with ASC 805, with Envirotech treated as the acquirer. Under the acquisition accounting method, the total estimated purchase price allocation is calculated as described in Note 4. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates, and these estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed. The final amounts recorded for the merger may differ materially from the information presented herein.

The unaudited pro forma combined condensed financial statements were prepared in accordance with GAAP and pursuant to SEC Regulation S-X Article 11, and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the mergers and adjustments described in these Notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet is presented as if the merger had occurred on December 31, 2020; and the unaudited pro forma combined condensed statements of operations for the year ended December 31, 2020 are presented as if the merger had occurred on January 1, 2020.

2.	Accounting Policies

As a result of the continuing review of ADOMANI’s accounting policies, Envirotech may identify differences between the accounting policies of the two businesses that, when conformed, could have an impact on the combined financial statements. The unaudited pro forma combined condensed financial statements do not assume any differences in accounting policies other than the reclassification of certain of ADOMANI’s operating expenses to conform with Envirotech operating expenses.

3.	Preliminary Estimated Purchase Price Consideration

Subject to the terms and conditions of the merger agreement, each outstanding share of Envirotech common stock will be exchanged for one share of ADOMANI common stock.

The requirement to determine the final purchase price using the number of Envirotech shares outstanding at the closing date and the closing price of ADOMANI’s common stock as of the closing date could result in a total purchase price different from the price assumed in these unaudited pro forma combined condensed financial statements, and that difference may be material. Therefore, the estimated consideration expected to be transferred reflected in these unaudited pro forma combined condensed financial statements does not purport to represent what the actual consideration transferred will be when the merger is completed.

The final determination of the allocation of the purchase price will be based on the fair value of assets and liabilities as of the date of closing of the merger. Such final determination of the purchase price allocation may be significantly different from the preliminary estimates used in these unaudited pro forma combined condensed financial statements.

4.	Preliminary Estimated Purchase Price Allocation

The following allocation of the preliminary estimated purchase price assumes, with the exception of goodwill, carrying values approximate fair value. Fair value of goodwill is based on a preliminary estimated purchase price of $44,730,220. Based upon these assumptions, the total purchase price consideration was allocated to ADOMANI’s assets and liabilities, as of December 31, 2020, as follows:

Estimated Fair Value
Cash and cash equivalents	$4,136,476
Accounts receivable, net	13,609
Prepaid expenses and other current assets	1,452,270
Total current assets	5,602,355

Property and equipment, net	101,661
Other assets	463,876
Total assets acquired	$6,167,892

Accounts payable	$9,071
Accrued expenses and other current liabilities	897,453
Notes payable	203,867
Total current liabilities	1,110,391

Notes payable	207,277
Other long-term liabilities	215,757
Total liabilities assumed	$1,533,425

Net assets acquired	$6,167,892

Shares of ADOMANI common stock outstanding at December 31, 2020	112,670,580
Closing price per share of ADOMANI common stock on December 31, 2020	$0.3970

Total estimated purchase price	$44,730,220
Less: net assets acquired	(6,167,892)
Plus: total liabilities assumed	1,533,425
Goodwill	$40,095,753

The final determination of the purchase price allocation will be based on the actual net tangible and intangible assets of ADOMANI that will exist on the date of the merger and completion of the valuation of the fair value of such net assets. Envirotech anticipates that the ultimate purchase price allocation of balance sheet amounts such as current assets and liabilities, property and equipment, intangible assets and long-term assets and liabilities will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the acquired assets and assumed liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

5.	Preliminary Pro Forma Financial Statement Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following which are shown on the face of the financial statements:

Note (a)	Eliminate ADOMANI asset and Envirotech liability for vehicle deposits that ADOMANI has given Envirotech, which deposits relate to four vans and six trucks.
Note (b)	Reclassify December 31, 2020 Envirotech subscription agreement liability (cash held in trust) to equity. and then increase from $1,793,910 to the required $5,000,000 at closing.

Note (c)	As of March 8, 2021, a total capital raise of $6,415,110 was completed by EVT and held in escrow until March 16, 2021 when it was released based on the merger closing on March 15,

2021, resulting inadjustments to operating cash and additional paid-in capital. Acquisition costs are estimated at an additional approximate 7.5% of gross subscription funds raise of approximately $481,135.

Note (d)	Assumes, as of December 31, 2020, all debt has been paid pursuant to capital raised under subscription agreements.

Note (e)	Eliminate Envirotech sale of one vehicle to ADOMANI in 2020.

Note (f)	Eliminate purchase of one vehicle from Envirotech sold by ADOMANI.

Note (g)

Assumes that the 112,670,580 shares of ADOMANI common stock outstanding on December 31, 2020 and the 142,558,000 shares of ADOMANI common stock to be issued to Envirotech stockholders in the merger were outstanding on January 1, 2020 for a total of 255,228,580 shares of common stock for purposes of recording the purchase price allocation and related adjustments to the capital accounts.